GUARANTY

        For value received, Paradigm Group II, LLC (the "Obligor"), the undersigned (collectively, "Guarantor") hereby personally and severally guarantees (hereinafter the "Guaranty") to XML - GLOBAL TECHNOLOGIES, INC. (XML), subject to the terms and conditions of this Guaranty, prompt payment of the attached January 27, 2003 promissory note (hereinafter the "Note").

        Notwithstanding anything in this Guaranty to the contrary, Guarantor's maximum limit of liability hereunder (hereinafter the "Guaranty Balance") shall be reduced dollar for dollar for any and all payments made by Obligor to XML pursuant to the Note, and/or payments made by Guarantor to XML, and such that this Guaranty shall terminate when the cumulative total amounts paid by the Obligor to XML and or total amounts paid by the Guarantor to XML, as the case may be, equals or exceeds the Guaranty Balance to zero.

        EXECUTED this _____ day of January 29, 2003.

Corporate Paradigm Group II, LLC:
By:______________________________ Sheldon Drobny, managing member	By:______________________________ Aaron Fischer, managing member
_________________________________ Reevy Rosenberg, managing member

Personal Guarantys:

If, for any reason, Paradigm Group II, LLC does not or can not complete the payments due under this Guaranty, we the undersigned, jointly and severally, do personally guaranty said payments.
_________________________________ Sheldon Drobny	________________________________ Aaron Fischer
______________________________ Reevy Rosenberg	________________________________ Randall S. Goulding

Subscribed and sworn to before me
on this _____ day of January 27, 2003.

_________________________________
Notary Public